As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPT THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3313701
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

561 Eccles Avenue

South San Francisco, California, 94080

(650) 489-9000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Brian Wong

President and Chief Executive Officer

RAPT Therapeutics, Inc.

561 Eccles Avenue

South San Francisco, California 94080

(650) 489-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Courtney M.W. Tygesson

Cooley LLP

110 North Wacker Drive

Suite 4200

Chicago, Illinois 60606

(312) 881-6500

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2022

PRELIMINARY PROSPECTUS

4,000,000 shares

Common stock

This prospectus relates to the proposed resale from time to time of up to 4,000,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “common stock”), which are issuable upon the exercise of pre-funded warrants to purchase shares of common stock (the “Pre-Funded Warrants”), by the selling stockholder named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors).

We are registering the offer and sale of the Shares from time to time by the selling stockholder to satisfy the registration rights they were granted in connection with the issuance of the Pre-Funded Warrants. We will not receive any proceeds from the sale of the Shares by the selling stockholder.

The selling stockholder may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sale of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of the Shares.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “RAPT.” On June 23, 2022, the closing price of our common stock was $19.32 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholder may from time to time sell the Shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any Shares being offered.

Neither we nor the selling stockholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock, par value $0.0001 per share (the “common stock”). You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

References in this prospectus to “RAPT,” the “Company,” “we,” “us” and “our” refer to RAPT Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries, if any, unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.

Overview

We are a clinical-stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing our proprietary drug discovery and development engine, we are developing highly selective small molecules designed to modulate the critical immune responses underlying these diseases. Our lead inflammation drug candidate, RPT193, and our lead oncology drug candidate, FLX475, each target C-C motif chemokine receptor 4, a drug target that potentially has broad applicability in inflammatory diseases and oncology.

Our lead inflammation drug candidate, RPT193, is designed to selectively inhibit the migration of type 2 T helper cells (“Th2 cells”) into inflamed tissues. Th2 cells are known to be drivers of inflammatory diseases, including atopic dermatitis (“AD”), asthma, chronic spontaneous urticaria (skin rash), allergic rhinitis, chronic rhinosinusitis and eosinophilic esophagitis (inflammation of the esophagus). We believe RPT193, if approved, could fill an unmet medical need for a safe and well-tolerated oral drug in the treatment of allergic disorders. In June 2021, we announced positive topline results from our randomized placebo-controlled Phase 1b clinical trial of RPT193 as monotherapy in 31 patients with moderate-to-severe AD. After four weeks of treatment, patients who received RPT193 showed greater improvement from baseline compared to the placebo group in several standard measures of disease severity, including the Eczema Area and Severity Index and the validated Investigator Global Assessment. In the two-week period following the end of treatment, the RPT193 group showed continued improvement and further separation from placebo in these measures. We believe the results from this Phase 1b trial provide clinical proof-of-concept (“PoC”) in AD and potentially additional Th2-driven allergic indications. In May 2022, we initiated our 16-week randomized placebo-controlled Phase 2b clinical trial of RPT193 as monotherapy in patients with moderate-to-severe AD.

Our lead oncology drug candidate, FLX475, is designed to selectively inhibit the migration of immunosuppressive regulatory T cells into tumors. We are conducting a Phase 1/2 clinical trial investigating FLX475 as a monotherapy and in combination with pembrolizumab (KEYTRUDA®) to study the safety and potential clinical activity of FLX475 in patients with advanced cancer. In November 2020, we disclosed initial observations from the Phase 2 portion of the trial that demonstrated clinical activity of FLX475 as a monotherapy as well as in combination with pembrolizumab. We believe these early initial observations establish initial clinical PoC for FLX475. As of June 2022, we are enrolling four expanded Stage 2 cohorts and one cohort is still enrolling in Stage 1. We are also enrolling a separate Phase 2 clinical trial investigating FLX475 in combination with ipilimumab (YERVOY®) in patients with melanoma.

We internally discovered and designed all our drug candidates utilizing what we refer to as our “proprietary drug discovery and development engine.” Through our team’s deep expertise in immunology and drug discovery, supported by advanced computational biology and proprietary know-how, we are developing the ability to exploit difficult targets and generate drug candidates that we believe, if approved, will significantly improve treatment paradigms and outcomes for patients by fundamentally modulating the immune responses in a range of inflammatory diseases and cancers. We continue to invest in our proprietary discovery and development engine and are pursuing a range of targets to generate additional potential drug candidates.

Private Placement

Securities Purchase Agreement

On May 24, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the institutional accredited investor named therein (the “Investor”), pursuant to which we agreed to issue and sell to the Investor in a private placement (the “Private Placement”) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 4,000,000 shares (the “Shares”) of the common stock. The Private Placement closed on May 27, 2022.

Neither the Pre-Funded Warrants issued to the Investor nor the Shares were initially registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Investor’s execution of the Purchase Agreement, the Investor represented to us that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the Pre-Funded Warrants purchased by it were acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

Registration Rights Agreement

On May 27, 2022, in connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which we agreed to (i) register the Shares for resale, (ii) use our commercially reasonable efforts to cause such registration statement to be declared effective within the timeframe set forth in the Registration Rights Agreement and (iii) use our commercially reasonable efforts to keep such registration statement effective during the timeframe set forth in the Registration Rights Agreement. The Company has agreed to be responsible for all reasonable fees and expenses incurred in connection with the registration of the registrable securities under the Registration Rights Agreement. Additionally, the Company has agreed to indemnify the selling stockholder for losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any registration statement, subject to certain exceptions.

In the event that such registration statement is not filed or declared effective within the timeframe set forth in the Registration Rights Agreement or any such effective registration statement subsequently becomes unavailable, we would be required to pay liquidated damages to the Investor equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed or effective, as applicable, subject to certain caps set forth in the Registration Rights Agreement.

The registration statement of which this prospectus is a part relates to the offer and resale of the Shares. When we refer to the selling stockholder in this prospectus, we are referring to the Investor named in this prospectus as the selling stockholder and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling Shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

Corporate Information

RAPT Therapeutics, Inc., was incorporated under the laws of the State of Delaware in March 2015 under the name FLX Bio, Inc. Our executive offices are located at 561 Eccles Avenue, South San Francisco, California 94080. The telephone number at our executive office is (650) 489-9000. Our corporate website address is www.rapt.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2024 (the end of the fiscal year following the fifth anniversary of our initial public offering) or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of the last business day of our most recently completed second fiscal quarter or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common Stock Offered by the Selling Stockholder	4,000,000 Shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholder will receive all of the proceeds from the sale of the Shares hereunder.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Nasdaq Global Market Symbol	Our common stock is listed on the Nasdaq Global Market the symbol “RAPT.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in the prospectus and the documents we have filed with the SEC that are incorporated by reference that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	estimates of our total addressable market, future revenue, expenses, capital requirements and our needs for additional financing;

•	the initiation, cost, timing, progress and results of research and development activities, preclinical or and clinical trials with respect to RPT193, FLX475 and potential future drug candidates;

•	our ability to identify, develop and commercialize drug candidates;

•	our ability to advance RPT193, FLX475 or other future drug candidates into, and successfully complete, preclinical studies and clinical or field trials;

•

our ability to obtain and maintain regulatory approval of RPT193, FLX475 or other future drug candidates, and any related restrictions, limitations and/or warnings in the label of an approved drug candidate;

•	our ability to develop and expand our drug discovery and development engine;

•	our ability to identify drug candidates using our drug discovery and development engine;

•	our ability to obtain funding for our operations;

•	our ability to obtain and maintain intellectual property protection for our technology and any of our drug candidates;

•	our ability to successfully commercialize any of our drug candidates;

•	the rate and degree of market acceptance of any of our drug candidates;

•	regulatory developments in the United States and international jurisdictions;

•	potential liability lawsuits and penalties related to our technology, our drug candidates and our current and future relationships with third parties;

•	our ability to attract and retain key scientific and management personnel;

•	our ability to effectively manage the growth of our operations;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our expectations regarding uses of proceeds from our initial public offering and our follow-on offerings;

•	potential effects of extensive government regulation;

•	our financial performance;

•	our expectation regarding the time during which we will be an emerging growth company under the JOBS Act;

•	the volatility of the trading price of our common stock; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as predictions of future events. We discuss in greater detail many of these risks in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholder will receive all of the proceeds from the sale of the Shares hereunder.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation and amended and restated bylaws. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. The amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights in connection with election of directors unless, at the time of such election, we are subject to Section 2115(b) of the California General Corporation Law. The affirmative vote of holders of 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, and removal of directors.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of common stock may receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never issued a dividend on shares of our common stock and have no intention to do so in the future.

Liquidation. In the event we liquidate, dissolve or wind up, the assets legally available for distribution shall be distributed ratably to the holders of shares of common stock and preferred stock, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the Company’s stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of RAPT and may adversely affect the market price of RAPT’s common stock and the voting and other rights of the holders of common stock.

Pre-Funded Warrants

On May 24, 2022, we entered into the Securities Purchase Agreement with the Investor, pursuant to which we agreed to issue and sell to the Investor in the Private Placement Pre-Funded Warrants to purchase an aggregate of 4,000,000 shares of common stock. Each Pre-Funded Warrant has an exercise price of $0.0001 per Share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire. The Private Placement closed on May 27, 2022.

The Pre-Funded Warrants issued in the Private Placement provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

The holders of the Pre-Funded Warrants must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such holders are utilizing the cashless exercise provision of the Pre-Funded Warrants. The Pre-Funded Warrants may be exercised (in the sole discretion of the holder), in whole or in part, at such time by means of a “cashless exercise” in which the holder of such Pre-Funded Warrants shall be entitled to receive that number of Shares determined according to the following formula:

[(A-B)*(X)]

(A)

Where:

A = the VWAP (as defined below) on the trading day immediately preceding the date of such election;

B = the exercise price then in effect; and

X = the number of Shares for which the Pre-Funded Warrants are being exercised (which shall include both the number of Shares issued to the holder thereof and the number of Shares subject to the portion of the Pre-Funded Warrants being cancelled in payment of the exercise price).

As used above, the “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the common stock is then listed on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the New York Stock Exchange (such market, the “Trading Market”), the daily volume-weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market as reported by Bloomberg Financial L.P. (based on a “Trading Day” from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) the volume-weighted average price of the common stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the common stock is not then listed on a Trading Market or quoted on the OTC Bulletin Board and if prices for the common stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported; or (iv) in all other cases, the fair market value of a share of common stock as determined by a good faith determination of the Company’s board of directors.

We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other trading system.

Registration Rights Agreement

On May 27, 2022, in connection with the Private Placement, we entered into the Registration Rights Agreement with the Investor, pursuant to which we agreed to (i) register the Shares for resale, (ii) use our commercially reasonable efforts to cause such registration statement to be declared effective within the timeframe set forth in the Registration Rights Agreement and (iii) use our commercially reasonable efforts to keep such registration statement effective during the timeframe set forth in the Registration Rights Agreement. The Company has agreed to be responsible for all reasonable fees and expenses incurred in connection with the registration of the registrable securities under the Registration Rights Agreement. Additionally, the Company has agreed to indemnify the selling stockholder for losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any registration statement, subject to certain exceptions.

In the event that such registration statement is not filed or declared effective within the timeframe set forth in the Registration Rights Agreement or any such effective registration statement subsequently becomes unavailable, we would be required to pay liquidated damages to the Investor equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed or effective, as applicable, subject to certain caps set forth in the Registration Rights Agreement.

The registration statement of which this prospectus is a part relates to the offer and resale of the Shares.

Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Certificate of incorporation and bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Stockholder action; special meetings of stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors unless required by applicable law. Our amended and restated bylaws provide that only the chairman of our board of directors, chief executive officer or a majority of our board of directors may call special meetings of our stockholders.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market the symbol “RAPT.”

SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time up to 4,000,000 Shares issuable upon the exercise of the Pre-Funded Warrants held by the selling stockholder. For a description of the Pre-Funded Warrants, see “Description of Capital Stock—Pre-Funded Warrants.”

We are registering the offer and sale of the Shares held by the selling stockholder to satisfy certain registration obligations that we granted the selling stockholder in connection with the purchase of the Pre-Funded Warrants. Pursuant to a Registration Rights Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus is a part, effective until the earliest to occur of: (i) the date that all registrable securities covered by such registration statement have been sold and (ii) the date on which all registrable securities covered by such registration statement may be sold without restriction pursuant to Rule 144.

The following table sets forth (i) the name of the selling stockholder, (ii) the number of shares beneficially owned by the selling stockholder, including the Shares, (iii) the number of Shares that may be offered under this prospectus and (iv) the number of shares of our common stock that would be beneficially owned by the selling stockholder assuming all of the Shares covered hereby are sold.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The selling stockholder may sell some, all or none of its Shares offered by this prospectus from time to time. We do not know how long the selling stockholder will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any Shares. The information set forth in the table below is based on 29,646,821 shares of our common stock outstanding as of June 16, 2022 and assumes the selling stockholder disposes of all of the Shares covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares does not necessarily mean that the selling stockholder will sell all or any portion of the Shares covered by this prospectus.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

	Shares of Common Stock Beneficially Owned prior to this Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned after this Offering
Name of Selling Stockholder	Number of Shares	Percent of Outstanding Common Stock		Number of Shares	Percent of Outstanding Common Stock
Entities Affiliated with Redmile Group, LLC(1)	3,199,662	9.99%	4,000,000	817,832	2.8%

(1)

The shares registered for resale consist of Shares underlying the Pre-Funded Warrants to purchase 4,000,000 shares of common stock held by Redmile Biopharma Investments III, L.P. (“RBI III”). The remaining shares listed under “Shares of Common Stock Beneficially Owned prior to this Offering” and “Shares of Common Stock Beneficially Owned after this Offering” consist of 817,832 shares of common stock owned by a private investment vehicle (together with RBI III, the “Redmile Funds”) managed by Redmile Group,

LLC (the “Redmile Group”), which shares of common stock may be deemed beneficially owned by Redmile Group as investment manager of such private investment vehicle. The Pre-Funded Warrants may not be exercised if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder together with such holder’s affiliates, would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%. The “Shares of Common Stock Beneficially Owned prior to this Offering” column excludes an aggregate of 1,618,170 Shares issuable upon the exercise of the Pre-Funded Warrants described above, which would not be exercisable within 60 days of June 16, 2022 by virtue of the Beneficial Ownership Limitation described above. Redmile Group is the investment manager to each of the Redmile Funds and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the principal of Redmile Group and also may be deemed to be the beneficial owner of these shares. Redmile Group and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds and Mr. Green is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the selling stockholder from time to time after the date of this prospectus upon exercise of the Pre-Funded Warrants. We will not receive any of the proceeds from the sale by the selling stockholder of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares, except that, if the Shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholder may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholder;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholder may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The selling stockholder may pledge or grant a security interest in some or all of the Shares owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may only be sold in such states through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to our common stock. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the Shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Cooley LLP, Chicago, Illinois, will pass upon the validity of the Shares offered hereby.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.rapt.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38997):

•	our Annual Report on Form 10-K (File No. 001-38997) for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 23, 2022, May 26, 2022 and May 31, 2022; and

•

The description of our common stock, which is contained in a registration statement on Form 8-A on July 22, 2019 (File No. 001-38997) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38997) for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Shares made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

RAPT Therapeutics, Inc.

Attn: Chief Financial Officer

561 Eccles Avenue

South San Francisco, California 94080

(650) 489-9000

4,000,000 shares

Common stock

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by RAPT Therapeutics, Inc. (the “Company”) (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting or tax services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fees	$5,963
Printing expenses	10,000
Accounting fees and expenses	15,000
Legal fees and expenses	40,000
Miscellaneous fees and expenses	5,000

Total	$75,963

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the DGCL, the amended and restated certificate of incorporation of the Company contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Company may indemnify its other employees and agents as set forth in the DGCL;

•

the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in the Company’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company currently carries liability insurance for its directors and officers.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date
3.1	Amended and Restated Certificate of Incorporation	Form 8-K	001-38997	3.1	November 4, 2019

3.2	Amended and Restated Bylaws	Form 8-K	001-38997	3.2	November 4, 2019

4.1	Form of Pre-Funded Warrant	Form 8-K	001-38997	4.1	May 31, 2022

5.1	Opinion of Cooley LLP				Filed Herewith

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm				Filed Herewith

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1 to this Registration Statement.				Filed Herewith

24.1	Power of Attorney. Reference is made to the signature page to this Registration Statement.				Filed Herewith

107	Filing Fee Table				Filed Herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 24, 2022.

RAPT THERAPEUTICS, INC.

By:	/s/ Brian Wong, M.D., Ph.D.
Brian Wong, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Wong and Rodney Young, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable RAPT Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Brian Wong, M.D., Ph.D.	President, Chief Executive Officer and Director	June 24, 2022
Brian Wong, M.D., Ph.D.	(Principal Executive Officer)

/s/ Rodney Young	Chief Financial Officer and Secretary	June 24, 2022
Rodney Young	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Rieflin	Chair of the Board of Directors	June 24, 2022
William Rieflin

/s/ Michael F. Giordano, M.D.	Director	June 24, 2022
Michael F. Giordano, M.D.

Signatures	Title	Date

/s/ Lori Lyons-Williams	Director	June 24, 2022
Lori Lyons-Williams

/s/ Mary Ann Gray, Ph.D.	Director	June 24, 2022
Mary Ann Gray, Ph.D.

/s/ Linda Kozick	Director	June 24, 2022
Linda Kozick

/s/ Wendye Robbins, M.D.	Director	June 24, 2022
Wendye Robbins, M.D.